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During its annual meeting of stockholders to be held on June 21, 2023, Provectus Biopharmaceuticals, Inc. (the “Company”) will provide an update about the Company’s clinical development, regulatory affairs, drug discovery work, manufacturing, intellectual property, business development, and corporate development activities.

A copy of the Company’s 2023 Annual Meeting of Stockholders presentation slides is attached.

provectus biopharmaceuticals

2023 Annual Shareholder Meeting

Wednesday, June 21st

Forward-Looking Statements

The information in this presentation may include "forward-looking statements," within the meaning of U.S. securities legislation, relating to the business of Provectus Biopharmaceuticals, Inc. and its affiliates ("Provectus" or "the Company"), which are based on the opinions and estimates of Provectus management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek," "anticipate," "budget," "plan," "continue," "estimate," "expect," "forecast," "goal," "may," "will," "project," "predict," "potential," "targeting," "intend," "could," "might," "should," "believe," and similar words suggesting future outcomes or statements regarding an outlook.

The safety and efficacy of the agents and/or uses under investigation have not been established. There is no guarantee that the agents will receive health authority approval or become commercially available in any country for the uses being investigated or that such agents as products will achieve any particular revenue levels.

Due to the risks, uncertainties, and assumptions inherent in forward-looking statements, readers and listeners should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this presentation are made as of the date hereof or as of the date specifically specified herein, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws. The forward-looking statements are expressly qualified by this cautionary statement.

Forward-looking statements are subject to risks, uncertainties, and assumptions, many of which relate to factors beyond the Company's control. Risk, uncertainties, and assumptions include those discussed in the Company's filings with the Securities and Exchange Commission, including those described in Item 1A of the Company's:

- Report on Form 10-K for the year ended December 31, 2022, and
- Report on Form 10-Q for the quarter ended March 31, 2023.

© 2023, Provectus Biopharmaceuticals, Inc.

2023 Annual Shareholder Meeting Agenda

Part 1: Shareholder Meeting Activities
1. Welcome
2. Introductions
3. Preliminary Matters
4. Order of Business
5. Other Business
6. Report of the Inspector of the Election
7. Conclusion of the Meeting

Part 2: Company Update
A. Opening Remarks
B. Presentation: Provectus's Next Chapter
C. Q&A Session
D. Closing Comments

© 2023, Provectus Biopharmaceuticals, Inc.

Part 1:
Shareholder Meeting Activities

© 2023, Provectus Biopharmaceuticals, Inc.

Shareholder Meeting Activities

1. Welcome
2. Introductions
3. Preliminary Matters
   - Inspector of the Election
   - Record Date
   - Shares Entitled to Notice and Vote
   - Quorum
   - Reading of the Notice of the Meeting, Affidavit of Mailing, and Minutes
   - Stockholders' Proxies
   - Stockholders' Ballots
4. Order of Business

   Proposal #1: To elect five directors to serve on our Board of Directors

   Proposal #2: To conduct an advisory vote to approve the compensation of our named executive officers

   Proposal #3: To approve, on an advisory basis, the frequency of the advisory vote on the compensation of our named executive officers

   Proposal #4: To ratify the selection of Marcum LLP as our independent registered public accounting firm for 2023

   Proposal #5: To authorize our Board of Directors to amend our Certificate of Incorporation, as amended by the Certificate of Designation of Series D Convertible Preferred Stock and Certificate of Designation of Series D-1 Convertible Preferred Stock, to effect a reverse stock split of our common stock, Series D Convertible Preferred Stock, and Series D-1 Convertible Preferred Stock at a ratio between 1-for-10 and 1-for-50, where the ratio would be determined by our Board of Directors at its discretion, and to make corresponding amendments to the Certificates of Designation to provide for the proportional adjustment of certain terms upon a reverse stock split

   Proposal #6: To authorize our Board of Directors, if and only if Proposal #4 is approved, to amend our Certificate of Incorporation, as amended by the Certificates of Designation, to decrease the number of authorized shares of our common stock and preferred stock by the same reverse stock split ratio determined by our Board of Directors
5. Other Business
6. Report of the Inspector of the Election
7. Conclusion of the Meeting

© 2023, Provectus Biopharmaceuticals, Inc.

Part 2:
Company Update

© 2023, Provectus Biopharmaceuticals, Inc.

Opening Remarks

Ed Pershing, CPA, Chair, Board of Directors

© 2023, Provectus Biopharmaceuticals, Inc.

Provectus's Next Chapter

Dominic Rodrigues, Vice Chair, Board of Directors

© 2023, Provectus Biopharmaceuticals, Inc.

PV-10: Cancer Immunotherapy for Injectable Solid Tumors

- PV-10 (rose bengal sodium; RBS) is an immunotherapy agnostic to tumor type
- A small molecule drug candidate that is injected into tumors on or inside the body
- A 3-step, multi-variate, interconnected & interrelated, systemic mechanism:
  - Within hours, tumor tissue cell death in PV-10-injected tumors
  - Innate immune signaling from the release of DAMPs, tumor antigens, cytokines, etc. from PV-10-injected tumors
  - Within days of PV-10 injection, a tumor-specific functional T cell response
- 450+ patients treated: 15+ multi-country, early-to-late-stage trials, distinct cohorts, expanded access programs, and QoL studies: melanoma, NMSCs, HCC, liver metastases (colorectal, uveal, pancreatic, others), and breast cancer
  - 25+ journal publications; 50+ medical conference presentations[1]
- Skin, liver, and breast cancers represent more than 20% of 2023 estimated U.S. incidences of solid tumor disease

PV-10 Immuno-Oncology Cycle[2]


Innate Immune Response
Adaptive Immune Response
Tumor Autolysis
Autolysis of Injected Tumor Tissue
HOURS
DAMP and Antigen Release, DC Recruitment, Antigen Uptake
T-cell Activation
T-cell Trafficking and Checkpoint Blockade
DAYS
Immune Killing of Cancer Cells
Intralesional Injection

* DAMP = damage-associated molecular pattern. QoL = quality of life. NMSC = non-melanoma skin cancer. HCC = hepatocellular carcinoma.

1 AACR, ASCO, CIO, ECC, ENETS, ESMO, ESMO GI, ESMO IO, ISOO, Melanoma Bridge, SIR, SITC, SMR, SSO, etc. 2 Maintains the involvement of immune checkpoint blockade (i.e., green-colored intravenous bag) for medical and business rationales.

© 2023, Provectus Biopharmaceuticals, Inc.

"Phase One:" Provectus's Prior Clinical Development Program for PV-10

Single-agent Cutaneous/Subcutaneous Tumors

- Phase 1 Metastatic Melanoma
- Phase 2 Metastatic Melanoma
- Phase 3 Locally Advanced Cutaneous Melanoma[1]
- Phase 1 Breast Cancer
- Intermediate-size Expanded Access Cutaneous Tumors
  - Australia (publications: 3 sites)
  - USA
- QoL Study Locally Advanced Cutaneous Melanoma

Single-agent Visceral Hepatic Tumors

- Phase 1 Cancers of the Liver
  - HCC; Colorectal cancer
  - Pancreatic cancer
  - Uveal melanoma
  - Other tumor types (4+)
- Phase 1 Metastatic Neuroendocrine Tumors

Combination Therapy Cu/Subcu & Visceral Tumors

- Phase 1b Cutaneous Melanoma
  - +Keytruda®
  - Checkpoint-naïve Stage IV
  - Checkpoint-refractory Stage IV
  - Checkpoint-naïve Stage III
- Phase 1 Metastatic Uveal Melanoma
  - +Keytruda®
  - +Yervoy®+Opdivo®
- Single-patient Expanded Access Cutaneous Tumors
  - USA

Process and data gaps highlighted the need for:

1. Optimized PV-10 pharmacokinetics
2. Well understood, clearly defined, target patient population
3. Study EPs unequivocally supportive of a clearly-defined trajectory along potential regulatory pathway
4. Well-established, well-reasoned, functional EP measurement
5. Comprehensive immune correlative assessment undeniably demonstrating an immunotherapeutic outcome largely due to PV-10
6. Compelling clinical-business rationale sufficiently addressing SOC, potential regulatory pathway, and/or commercial development

* SOC = standard of care.

[1] Terminated due to, among other things, a slow rate of enrollment.

© 2023, Provectus Biopharmaceuticals, Inc.

SIR 2020: Single-agent PV-10 for Visceral Hepatic Tumors (HCC, mCRC)


Oncolytic Immunotherapy of Hepatic Tumors with Intralesional Rose Bengal Disodium
Poster ID 509
S Patel[1], R Murthy[1], R Sheth[1], P Goldfarb[2], K Rice[2], J Lyon[3], G Lu[4], E Redstone[4], S Agarwala[5], A Rosemurgy[6], D Brown[7] and E Wachter[8]
Background
Primary Tumor Autolysis
Secondary Adaptive Immunity
Methods
Patient Characteristics
Safety
Radiologic Assessment
Treatment Pattern and Response Characteristics: HCC
Treatment Pattern and Response Characteristics: mCRC
Treatment Pattern and Response Characteristics: mUM
Survival Characteristics
Conclusions

* SIR 2020 ePoster Gallery of the canceled Society of Interventional Radiology (SIR) 2020 Annual Scientific Meeting: Oncolytic immunotherapy of hepatic tumors with intralesional rose bengal disodium

© 2023, Provectus Biopharmaceuticals, Inc.

ENETS 2022: Single-agent PV-10 for Visceral Hepatic Tumors (mNET)

Secondary endpoints: PFS , overall survival and OOL



PFS (%)
Months
Overall Survival (%)
Months
Primary Histology
Pancreas
Intestine
PFS (%)
Months
Global Health Status
Baseline
Month 1
Month 3
Activated CD4+ T Cells (fold)
0.0078
Small Bowel/pancreas

Median PFS 9.4 months
- Range 1.0 to 41.8 months

Median OS 22.5 months
- Range 5.5 to 42.3 months (4 subjects alive)

- Median PFS 2.7 mon vs 19.7 mon
- Median OS 11.8 mon vs 25.5 mon

Conclusion

- ✓ PV-10 elicited no safety concerns and multiple doses were safely delivered.
- ✓ Encouraging evidence of both local and systemic disease and symptom control was seen in a heavily pre-treated population.
- ✓ PV-10 may be an option for patients who have failed standard therapy.
- ✓ Combining PV-10 with systemic checkpoint inhibitors may enhance the proposed immune mechanism.
- ✓ Non-clinical data in other poorly immunogenic tumour types suggests PV-10 may enhance activity of cytotoxic therapies, such as PRRT.

ENETS EUROPEAN NEUROENDOCRINE TUMOR SOCIETY

19th Annual ENETS Conference | 10 – 11 March 2022

* 2022 annual conference of the European Neuroendocrine Tumor Society (ENETS): A phase 1 study of percutaneous autolytic rose bengal disodium for metastatic uveal melanoma patients with hepatic metastases

© 2023, Provectus Biopharmaceuticals, Inc.

Phase One Knowledge

- PV-10 (RBS) is an immunotherapy agnostic to tumor type
  - Tumor-specific
  - Stimulatory + Inhibitory
  - Independent temporally-activated pathways
- Three-step, multi-variate, interconnected & interrelated, systemic mechanism
  - Tumor autolysis
  - Innate immune response
  - Adaptive immune response
- Each PV-10-injected tumor is a library of germane information for the immune system, producing antigens:
  - Present in each injected tumor of the patient (i.e., the patient's libraries of "cancer data")
  - Specific to each injected tumor
  - And multiple co-stimulatory factors, such as DAMPs
  - From within the TME, because PV-10 is injected directly into the TME itself
- Synergy with SOC medicines

PV-10 Induces Adaptive Immunity via Synchronous Release of Tumor Antigens from All Injected Tumor Epitopes and Up-Regulatory Signaling Molecules


Antigens from other injected tumor epitopes
mRNA-4157 coded neoantigens (from sampled tumor)
Antigens from injected sampled tumor
Antigens from all tumor epitopes
DAMPs from injected tumors
Drivers of Anti-Tumor Immunity
Cytokines from injected tumors

* TME = tumor microenvironment. Right image contrasts and compares PV-10 and cancer vaccine mRNA-4157. See May 15th Provectus Substack post *Cancer immunotherapy PV-10's evolution into a cancer immunotherapy*.

© 2023, Provectus Biopharmaceuticals, Inc.

Provectus's New Design Principles for PV-10

- **Optimized PV-10 pharmacokinetics**
  - PV-10 PRN
  - Treat and retreat as much baseline disease and new lesions (if any) as possible over time
- **Well understood, clearly defined, target patient population**
  - Single-agent PV-10 may have a distinct, influential impact on untreated metastatic disease
  - Target solid tumor cancers where mOS is low and, for now, checkpoint inhibitors don't work in first-line but may be second-line
- **Study EPs unequivocally supportive of a clearly-defined trajectory along potential regulatory pathway**
  - CR and mCR (in context) may be prognostic of OS, and thus could be prognostic of PFS
- **Well-established, well-reasoned, functional EP measurement**
  - Treat and retreat as much baseline disease and new lesions (if any) as possible prior to first RECIST measurement
  - Elongate the time period prior to first assessment but that is acceptable to RECIST
  - Visceral disease: measure response using PERCIST to determine if mCR has been achieved, and correlate RECIST ORR and PFS outcomes with potential PERCIST mCR outcomes
- **Comprehensive immune correlative assessment undeniably demonstrating an immunotherapeutic outcome largely due to PV-10**
  - PV-10 facilitates a specific innate immune response via DAMP release
  - PV-10 activates a specific adaptive response via a functional T cell response
- **Compelling clinical-business rationale sufficiently addressing SOC, potential regulatory pathway, and/or commercial development**
  - See Slide #17

* PRN = *pro re nata* or as needed. mOS = median overall survival (OS). CR = complete response. mCR = metabolic CR. RECIST = Response Evaluation Criteria in Solid Tumors. PERCIST = Positron Emission Tomography Response Criteria in Solid Tumors. ORR = objective response rate. PFS = progression-free survival. See May 15th Provectus Substack post *Cancer immunotherapy PV-10's evolution into a cancer immunotherapy*.

© 2023, Provectus Biopharmaceuticals, Inc.

ASCO 2022: Metabolic complete responses in metastatic uveal melanoma patients treated with image-guided injection of PV-10



Metabolic complete responses in metastatic uveal melanoma patients treated with image-guided injection of PV-10

Krysta McVay[1], Rahul Sheth[1], Ravi Murthy[1], Dan S. Gombos1, Brett Carter[1], Priya Bhosale[1], Nourel Hoda Tahon[1], Gener Balmes[1], Ysabelle Coz[1], Edwina Washington[1], Dominic Rodrigues[2], Eric Wachter[2], Sapna P. Patel[1]
[1]The University of Texas MD Anderson Cancer Center, [2]Provectus Biopharmaceuticals

Abstract #9543

MD Anderson Cancer Center

Background

Rose bengal disodium (PV-10) is a small molecule oncolytic immunotherapy in clinical development for treatment of solid tumors [1-4]. When administered by intralesional injection, PV-10 can produce an immunogenic cell death that may induce a T-cell mediated immune response against treatment-refractory and immunologically-cold tumors [5-8]. Adaptive immunity can be enhanced through combination with immune checkpoint blockade (CB) [4,8].

Tumor Autolysis
Adaptive Immunity

Traditional CT imaging can underestimate the degree of anti-cancer treatment effect due to reliance on morphological changes of visualized tumors. In contrast, PET imaging offers information on metabolic activity using a positron-emitting radiolabeled agent (e.g. FDG) but is less sensitive to changes in tumor size. FDG-PET images acquired, co-registered, and superimposed on CT images (PET-CT) allow spatial detection of anti-cancer activity. Moreover, FDG-PET-CT can provide information regarding anti-tumor immune responses in patients receiving immunotherapy.

Response assessment of injected lesion response by RECIST and 2D EASL [9] criteria allows evaluation of PV-10 treatment effect and may provide early prognostic evidence of potential clinical benefits of metabolic complete response (mCR) and overall survival (OS).

Methods

PV-10-LC-01 (NCT00986661) is an open-label Phase 1 study evaluating the safety, tolerability, and preliminary efficacy of intralesional PV-10 in patients with solid tumors metastatic to the liver. PV-10 is administered percutaneously to 1-3 designated hepatic tumors 1.0-4.9 cm in diameter. Response assessments are performed at Day 28, then every 3 months. Patients with additional injectable tumors may receive further PV-10 after Day 28. Here we describe the experience in a cohort of patients with metastatic uveal melanoma (mUM). Eligible patients could receive standard of care CB during or after PV-10 treatment.

Patient Characteristics

All patients had at least 1 injectable hepatic metastasis; approximately half had additional extra-hepatic disease. Seven patients underwent PET-CT during the study; 4 achieved mCR (including 2 patients with extensive extra-hepatic disease). mCR patients were similar to the general study population, with the exception of a lower overall M-category, and received similar study treatment.

Table 1. Patient characteristics and study treatment

Category	All Patients (N)	mCR Patients (N)
No. Patients	23	4
Age, median (range)	64 (32–80)	68 (56–70)
Gender		
Male	12	2
Female	11	2
M-category		
M1a (largest diameter ≤ 3.0 cm)	14	4
M1b (largest diameter 3.1–8.0 cm)	8	0
M1c (largest diameter ≥ 8.1 cm)	1	0
Sites of metastatic disease		
Hepatic only	12	2
Hepatic + extra-hepatic	11	2
Prior lines of therapy		
0	10	2
1	11	1
2+	2	1
Prior treatment		
Immunotherapy	12	2
No immunotherapy	11	2
Study treatment		
PV-10 only	6	1
PV-10 + PD-1	6	0
PV-10 + PD-1 + CTLA-4	11	3
PV-10 treatment cycles, median (range)	2.0 (1–6)	1.5 (1–3)
Lesions injected, median (range)	2.0 (1–11)	2.0 (1–3)

Lesion response

Equivalent response patterns were observed when injected lesions were assessed via CT using RECIST and 2D EASL criteria. Patients achieving mCR generally exhibited stabilization or regression of their injected lesions, but did not achieve CR by CT, with maximum response developing gradually.

Injected Lesion Response by RECIST
Change in Lesion Diameter
Injected Lesion Response by 2D EASL

Fig. 1 Change in injected lesion diameter (RECIST) and two dimensional viable cross product (2D EASL). Asterisks indicate response of lesions in patients achieving mCR. Dashed horizontal lines denote response thresholds for the respective assessment criteria.

Best Overall Response (Injected Lesions)	RECIST	2D EASL
No. Lesions Evaluated	59	58*
Objective responses	11 (19%)	20 (34%)
Complete response	0 (0%)	4 (7%)
Partial response	11 (19%)	16 (28%)
Stable disease	39 (66%)	30 (52%)
Progressive disease	9 (15%)	8 (14%)

* One lesion was not evaluable by 2D EASL due to a baseline cross product of zero.

Change in Lesion Diameter
Months

Fig. 2 Change in injected lesion diameter (RECIST); orange lines illustrate patients achieving mCR compared to the general study population (grey lines).

Survival

Median OS was 10.7 months (range 1.1 to 48.8+ months) from initiation of PV-10 treatment; OS from the onset of metastatic disease was 16.9 months (range 2.7 to 72.2+ months).

All four patients achieving mCR were alive at data cutoff (range 12.4+ to 48.8+ months from initiation of PV-10 treatment).

Probability of Survival
All
mCR
Months

Safety

Acceptable safety was observed with no mortality or permanent Grade 3 or higher morbidity attributed to study treatment.

Conclusions

- PV-10 can induce mCR in both injected (adscopal) and non-injected (abscopal) lesions.
- mCR suggests immunogenic cell death in mUM patients with liver metastases.
- CT response assessment may underestimate the effect of PV-10 in injected tumors; 2D EASL is more sensitive than RECIST to changes in injected lesions, but both are less sensitive than PET-CT.
- Translational research is underway to elucidate the molecular basis for mCR responders vs non-responders.

References

* 2022 American Society of Clinical Oncology (ASCO) annual meeting: *Metabolic complete responses (mCR) in metastatic uveal melanoma (mUM) patients treated with image-guided injection (IGI) of PV-10*

© 2023, Provectus Biopharmaceuticals, Inc.

Melanoma Bridge 2022: Response for combination of PV-10 autolytic immunotherapy and immune checkpoint blockade in stage III cutaneous melanoma



Response for combination of PV-10 autolytic immunotherapy and immune checkpoint blockade in stage III cutaneous melanoma
Jonathan S Zager, Amod A Sarnaik, Shari Pilon-Thomas, Matthew Beatty, Gary Lu, Sanjiv S Agarwala, Keisuki Shirai, Dominic Rodrigues, and Eric A Wachter
Introduction and Background
Clinical Examples
Tumor Autolysis
Adaptive Immunity



Materials and Methods
Patients
Safety
Response and Survival
Correlative Assessments
Conclusions

* Melanoma Bridge 2022: [Response for combination of PV-10 autolytic immunotherapy and immune checkpoint blockade in stage III cutaneous melanoma]

© 2023, Provectus Biopharmaceuticals, Inc.

Phase Two of Provectus's Clinical Development Program for PV-10

- The combination of PV-10 and poly-chemotherapy for FOLFIRINOX-refractory pancreatic cancer metastatic to the liver
  - 2nd-line setting; PV-10+gemcitabine (gem)+Nab-paclitaxel (nab);
  - Primary EPs: Safety and tolerability, OS; Secondary EPs: Overall patient CR & ORR and PFS (RECIST), mCR (PERCIST)
  - Historical "control arm:" gem+nab in a 1st-setting achieved an mOS of 8.5 months (Von Hoff et al. 2013); 2nd-line gem+nab refractory to FOLFIRINOX had an mOS of 6.6 months (Huffman et al. 2023)
  - Do data support the contention that PV-10 is an immunotherapy? Can PV-10 combination therapy beat 1st-line mOS?
- The combination of PV-10 and SOC checkpoint for checkpoint-naïve Stage III cutaneous melanoma in a randomized controlled trial (RCT) setting
  - 1st-line setting; PV-10+SOC checkpoint vs. checkpoint
  - Primary EP: Overall patient CR (RECIST); Secondary EPs: Overall patient ORR and PFS (RECIST), OS
  - Do data support that PV-10 combination therapy CR > SOC checkpoint ORR?
- The combination of PV-10 and immunotherapy or dual checkpoints for treatment-naïve, M1a-staged, uveal melanoma metastatic to the liver
  - Prospective 1st-line setting
  - Primary EPs: Overall patient CR & ORR (RECIST), mCR (PERCIST); Secondary EPs: PFS (RECIST), OS
  - Historical "control arm:" tebentafusp in a 1st-setting achieved an mOS of xxx months (xxx); ipi+nivo in a 1st-setting achieved an mOS of 13.9 months (Pelster et al. 20xx)
  - Do data support that PV-10 combination therapy mOS for M1a patients > SOC checkpoint mOS?

Leverage PV-10's immunotherapeutic traits and characteristics and PV-10's effect size in all new studies

* See May 15th Provectus Substack post *Cancer immunotherapy PV-10's evolution into a cancer immunotherapy*.

© 2023, Provectus Biopharmaceuticals, Inc.

PV-10-LC-01 – Subject 0205 (Pancreatobiliary Adenocarinoma)


Day -5 (9 Sep 2015)
Day 0 (14 Sep 2015)
Day 28 (12 Oct 2015)
Day 80 (3 Dec 2015)

- Male, age 83, BMI 34.4, with moderately to poorly differentiated adenocarcinoma of pancreatobiliary origin (occult primary)
- Presented with two hepatic metastases, 3.3 and 4.7 cm (17 Jun 2015)
- 3.3 cm lesion injected once with 9.0 mL PV-10 (14 Sep 2015) as first-line monotherapy
- Retention of PV-10 evident at Day 28 and Day 80 (minimal PET avidity of injected lesion at Day 80 – Final study radiology)
- Gradual progression of existing disease evident throughout 2016 without new lesions
- Declined starting systemic chemotherapy at Month 17 and lost to follow-up
- Overall survival 29 months from PV-10 administration (expired from disease progression)

© 2023, Provectus Biopharmaceuticals, Inc.

Rose Bengal Sodium Medical Science Platform

- Clinical development programs
  - Oncology (intratumoral)
  - Dermatology (topical)
  - Ophthalmology (topical)
- *In vivo* proof-of-concept programs
  - Oncology (oral)
  - Hematology (oral)
  - Wound healing (topical)
  - Animal health (intratumoral canine solid tumor cutaneous cancers)
- *In vitro* preclinical discovery programs
  - Infectious diseases
  - Tissue regeneration and repair



Global affordability & accessibility
Safety
Broad-spectrum efficacy
Synergy with SOC medicines
Precise, personalized & potentially permanent immune response
Wound healing capacity

Demonstrate the potential of RBS-formulated drug product candidates for different diseases

© 2023, Provectus Biopharmaceuticals, Inc.

2022-2023 Presentations, Publications, Patents, and Other Company Achievements*

1. **July 2022.** Initiated a new sponsored research program with Kelly Tseng, PhD, Associate Professor of Pathology and Lab Medicine, School of Life Sciences at UNLV to characterize the effects of the Company's pharmaceutical-grade RBS on vertebrate tissue regeneration and repair.

2. **August.** Patent application Halogenated Xanthenes as Immune Adjuvants (17/488,430) published on the U.S. Patent and Trademark Office's (USPTO's) website.

3. **August.** Patent application Combination of Local and Systemic Therapies for Enhanced Treatment of Dermatologic Conditions (17/466,600) published on the USPTO's website.

4. **August.** Expanded its sponsored research program with Dr. Narendran at UCal to investigate systemic administration of Provectus' pharmaceutical-grade rose bengal for the treatment of pediatric leukemia.

3. **August.** Expanded its sponsored research program with Michio Kurosu, PhD, Professor, Department of Pharmaceutical Sciences at the College of Pharmacy of UTHSC to investigate the Company's pharmaceutical-grade RBS for the treatment of anti-fungal and anti-oral bacterial infections.

4. **September.** Entered into an option agreement with UM for an exclusive worldwide license of intellectual property developed by the Ophthalmic Biophysics Center (OBC) of BPEI, which is part of the UM Health System, for the use of OBC's photodynamic antimicrobial therapy (PDAT) medical device in combination with Provectus' proprietary pharmaceutical-grade rose bengal for the treatment of bacterial, fungal, and viral infections of the eye.

5. **September.** The Company also initiated a sponsored research program with OBC to investigate the Company's pharmaceutical-grade RBS for the treatment of infectious keratitis.

* Since the 2022 Annual Stockholder Meeting.

© 2023, Provectus Biopharmaceuticals, Inc.

2022-2023 Presentations, Publications, Patents, and Other Company Achievements*

6. **September.** Initiated a new sponsored research program with Amina El Ayadi, PhD, Assistant Professor, Surgical Sciences Division and Jayson Jay, PhD, Postdoctoral Research Fellow and Jeane B. Kempner Scholar of the Burn, Trauma, and Critical Care Research Laboratory in the Department of Surgery at UTMB to characterize the effects of Provectus' proprietary pharmaceutical-grade RBS on full-thickness cutaneous wounds and during the subsequent phases of wound healing.

7. **October.** the Company expanded its sponsored research program with James G. Krueger, MD, PhD, Co-director, Center for Clinical and Translational Science, D. Martin Carter Professor in Clinical Investigation, Senior Attending Physician, and head of the Laboratory of Investigative Dermatology at TRU to investigate the potential for PH-10 to directly alter the growth and differentiation of human keratinocytes, and to block cytokine-mediated signaling that creates different inflammatory skin diseases and may also be important in skin neoplasms.

8. **November.** The International Nonproprietary Names (INN) Expert Committee of the World Health Organization (WHO) selected RBS for the nonproprietary name of the Company's API. The RBS name was selected by the WHO Expert Advisory Panel on the International Pharmacopoeia and Pharmaceutical Preparations, reached the status of recommended INN after a period of public consultation, and was included in INN Recommended List 88 published with the No. 3 issue of the WHO Drug Information, Volume 36.

9. **December.** New data from the Company's ongoing, multi-cohort, Phase 1b/2 study of the combination of PV-10 and anti-PD-1 therapy Keytruda (pembrolizumab) for the treatment of immune checkpoint blockade-naïve Stage III cutaneous melanoma were presented as a poster presentation and an oral video communication at Melanoma Bridge 2022: Response for combination of PV-10 autolytic immunotherapy and immune checkpoint blockade in stage III cutaneous melanoma

* Since the 2022 Annual Stockholder Meeting.

© 2023, Provectus Biopharmaceuticals, Inc.

2022-2023 Presentations, Publications, Patents, and Other Company Achievements*

10. Third quarter. In the first quarter of 2022, the Company began work with a U.S. contract development and manufacturing organization to rigorously and methodically assess three lots of commercial-grade rose bengal, one each from three different specialty chemical suppliers, and compare and contrast these non-pharmaceutical grade materials with the Company's pharmaceutical-grade RBS. This chemical analytical work was substantially completed by the end of the third quarter of 2022. The Company believes that the preliminary results of these analyses indicate that all three lots of commercial-grade rose bengal had rose bengal purity that was drastically different from what was represented on their respective certificates of analysis (CofAs), and that one of the three lots contained gross contaminants that were not represented on its CofA.

11. January 2023. Preclinical research on the Company's pharmaceutical-grade rose bengal sodium drug substance against colistin-resistant gram-negative (G-) bacteria was published in The Journal of Antibiotics, a medical periodical by Nature Portfolio for the Japan Antibiotics Research Association. Colistin is used as a last-resort treatment for infections when other drugs fail. The World Health Organization (WHO) classifies colistin as "highest priority critically important for human health." The article, entitled "Antibacterial effect of rose bengal against colistin-resistant gram negative bacteria," may be accessed at: https://www.nature.com/articles/s41429-023-00622-1 (subscription required).

Category	*Amount*	
Intellectual property	5	
Clinical development	2	
Preclinical research	7	
Corporate development	1	
Drug discovery	1	***Total***
Manufacturing	2	18

* Since the 2022 Annual Stockholder Meeting.

© 2023, Provectus Biopharmaceuticals, Inc.

Q&A Session

Board of Directors: Webster Bailey • Bruce Horowitz • Dr. Jack Lacey • Ed Pershing • Dominic Rodrigues

© 2023, Provectus Biopharmaceuticals, Inc.

Closing Comments

Bruce Horowitz, Chief Operating Officer and Member, Board of Directors

© 2023, Provectus Biopharmaceuticals, Inc.